Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                    In connection with the Quarterly Report of Sun City Industries, Inc. (the “Company”) on Form 10-QSB for the three months ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony Frudakis, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                    (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2004

/s/ Tony Frudakis
Tony Frudakis
Principal Executive Officer and
Principal Financial Officer